UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2007

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 2, 2007, Apollo Gold Corporation (“Apollo Gold”) issued a press release announcing the results of a new Canada National Instrument 43-101 (“43-101”) mineral reserve and resource estimate at its Black Fox Project (“Black Fox”) located near Timmins, Ontario, Canada. The new mineral reserve and resource estimate was prepared by SRK Consulting, Denver, Colorado. SRK has confirmed that the reserve and resource study complies in all respects with NI 43-101 guidelines.

Black Fox Reserves

Table 1 below summarizes the Black Fox Total Mineral Reserve:

 Table 1
Black Fox- Probable Reserves
Mining Method	Cutoff Grade Au g/t	Tonnes (000)	Grade Au g/t (Average)	Contained Au Ounces
Open Pit	1.0	3,362	5.8	625,000
Underground*	3.0	1,108	10.6	377,000
Total Reserves		4,470	7.0	1,002,000
* Underground Reserves include dilution of approximately 22% of which 66,000 tonnes of indicated material with an average grade of 1.26 g/t Au was used and the remaining amount of dilution material was assigned a grade of 0 g/t Au

The minable reserve was calculated based on a gold price of US$525/oz of gold which is approximately the three year average. Since Apollo Gold reports its mineral reserves to both NI 43-101 and SEC Industry Guide 7 standards, it is possible for its reserve figure to vary between the two. Where such a variance occurs it will arise from the differing requirements for reporting mineral reserves. For example, the NI 43-101 has a minimum requirement that reserves be supported by a pre-feasibility study, whereas SEC Industry Guide 7 requires support from a full feasibility study done to bankable standards. The Black Fox project thus reports reserves under NI 43-101, but reports no reserves under SEC Industry Guide 7 as a final bankable feasibility study has not been completed.

Black Fox Non-reserve Indicated and Inferred Resources

Cautionary Note to US Investors concerning estimates of Indicated Mineral Resources. This Form 8-K uses the term“indicated mineral resources”. Apollo Gold advises US investors that while the term is recognized and required by Canadian regulations, the US Securities and Exchange Commission does not recognize it. US investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.

Cautionary Note to US Investors concerning estimates of Inferred Mineral Resources. This Form 8-K uses the term “inferred mineral resources”. Apollo Gold advises US investors that while the term is recognized and required by Canadian regulations, the US Securities and Exchange Commission does not recognize it. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. US investors are cautioned not to assume that part or all of the inferred mineral resource exists, or is economically or legally minable.

In addition to the reserves above, the 43-101 will contain the following additional non-reserve indicated and inferred resources shown in Table 2 below:

Table 2
Mineral Resource	Cutoff Au g/t	Tonnes (000)	Grade Au g/t
Indicated – Open Pit	1.0	997	4.5
Inferred – Open Pit	1.0	3,256	4.7

Indicated – Underground	3.0	667	10.1
Inferred – Underground	3.0	929	12.3

The reserve and resource estimation is based on information from 1,818 drill holes totaling 322,740 meters. All assays over 170 grams of gold per tonne were capped at this level, representing 0.25% of the assays.

This Form 8-K has been reviewed and approved for release by Dr. Bart Stryhas, Professional Geologist, of SRK Consulting; David Young, Professional Mining Engineer, Associate Consultant for SRK Consulting; and Richard Nanna, Professional Geologist, Apollo Gold's Senior Vice-President, Exploration and Development. Each of Dr. Stryhas, Mr. Young and Mr. Nanna is designated a “Qualified Person” under NI 43-101.

  FORWARD-LOOKING STATEMENTS

This Form 8-K includes “Forward-Looking Statements” within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. All statements regarding estimated reserves and resources are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from these forward-looking statements include: the results of independent Canada NI 43-101 reports, the outcome of assays and additional exploration sampling and drilling efforts; increases in anticipated cash costs, operating costs, mining costs, capital expenditures and other costs; decreases in anticipated plant gold recoveries and gold prices; variations in ore grade, mining, or processing problems or issues, and other factors disclosed under the heading “Risk Factors” and elsewhere in Apollo Gold documents filed from time to time with the Toronto Stock Exchange, The American Stock Exchange, The United States Securities and Exchange Commission and other regulatory authorities. All forward-looking statements included in this press release are based on information available to Apollo Gold on the date hereof. Apollo Gold assumes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2007
APOLLO GOLD CORPORATION

	By:	/s/ Melvyn Williams
Melvyn Williams Chief Financial Officer and Senior Vice President - Finance and Corporate Development